UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/17/2007

NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:   1-16411

Delaware	95-4840775
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1840 Century Park East, Los Angeles, CA 90067
(Address of principal executive offices, including zip code)

(310) 553-6262
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Director Compensation

On September 19, 2007, the Board of Directors of the Company approved changes to the compensation to be paid to the chairs of three of its committees and its Lead Director. The changes provide: an increase of $5,000 for an annual retainer of $10,000 for serving as Chairman of the Nominating and Corporate Governance Committee; an increase of $2,500 for an annual retainer of $7,500 for serving as Chairman of the Finance Committee; an increase of $2,500 for an annual retainer of $7,500 for serving as Chairman of the Compliance, Public Issues and Policy Committee; and an annual retainer of $25,000 for serving as Lead Director. No change was made to the existing annual retainer of $20,000 for serving as Chairman of the Audit Committee; and $10,000 for serving as Chairman of the Compensation and Management Development Committee.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On September 17, 2007, Scott J. Seymour, as the Corporate Vice President and President, Integrated Systems sector of the Company, informed the Company of his plans to retire. Mr. Seymour will resign from his role as President, Integrated Systems effective December 31, 2007 and he will continue to hold his position as Corporate Vice President until February 29, 2008. On September 19, 2007, the Company issued a press release announcing Mr. Seymour's plans to retire, furnished as Exhibit 99.1 of this report. The Compensation and Management Development Committee of the Board of Directors of the Corporation approved a recommendation that Mr. Seymour's unvested award of 15,000 Restricted Stock Rights granted under the Company's Long-Term Incentive Stock Plan on May 16, 2006, be prorated upon his retirement, for a total of 10,000 shares to be awarded on his termination date.

(e) On September 19, 2007, the Compensation and Management Committee of the Board of Directors of the Company took action and approved changes to the target percentages for awards pursuant to the 2002 Incentive Compensation Plan for the following Named Executive Officers: James F. Palmer, Corporate Vice President and Chief Financial Officer - 75%; James R. O'Neill, Corporate Vice President and President, Information Technology - 75%; and Scott J. Seymour, Corporate Vice President and President, Integrated Systems - 75%. These bonus targets are effective for 2008.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1

Press Release, dated September 19, 2007

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION

Date: September 21, 2007	By:	/s/ STEPHEN D. YSLAS
Stephen D. Yslas
Corporate Vice President, Secretary and Deputy General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release